General Agent Contract for Drugs Sales

Party A: Hainan Lingkang Pharmaceutical Co., Ltd.
Party B: Shandong Yaoyuan Pharmaceutical Co., Ltd.

In order to better exploit the market, through full negotiation, Party A and Party B have entered the Contract according to the regulation in the Contract Law of the People's Republic of China and based on the principle of equality and mutual benefit, which shall be observed by both parties.

I.	Party A authorizes Party B as the exclusive sales agent of drugs in Shandong region. The valid period of agent is from Jan.1, 2011 to Dec.31, 2011. The content of agent drugs sees in attachment.
II.	The agent category provided by Party A to Party B shall be performed according to the following terms:
III.	Goods payment settlement
Settlement method: Monthly settlement (the specific amount shall be confirmed by both parties additionally)
IV.	Goods delivery
1.
The goods delivery place shall be designated by Party B. Party A delivers goods by motor transport and the long-distance freight charges shall be assumed by Party A. The short-distance goods picking fee shall be assumed by Party B. If Party B requires speeding up the transportation, the balance fee shall be assumed by Party B.

2.
Term of goods picking: Party B shall pick up goods from the delivery place within three days after receiving the bill of lading. If the drugs shortage and damage are found when picking up goods, Party B shall put forward within three days depending on the valid document of the freight department. It will be deeded that the drugs quantity is qualified if Party B fails to put forward.

V.	Rights and obligations of both parties
1.	Party A:
(1)	Party A shall provide documents and materials related to product sales and tendering.
(2)	Party A shall guarantee the sufficient goods supply and product quality.
(3)	Party A shall coordinate the market and ensure that no products in other regions sneak into Party B’s region.
(4)	Party A has the right to adjust or cancel the exclusive sales agent of Party B at the above agent region if one of the following situations occurs:
a.	Party B has the behavior violating laws and regulations during the operation.
b.	Party B sells products beyond the agent region without permission of Party A, or maliciously invades products into other regions to disrupt the market.
c.	Party B has other behaviors seriously violating the Contract.
2.	Party B:
(1)	Party B has the exclusive sales agent right of the product in the Contract within the scope authorized.
(2)	The liability caused by product quality shall be assumed by Party A, and the transportation damage and package pollution shall be solved by both parties through negotiation.

(3)	Party B shall provide logistics situation to Party A monthly and accept the service and supervision of Party A.
(4)	Party B ensures not invade product to other regions and not enter a bid and sell in other regions.
(5)	Party B has the priority right to renew the contract after the expiration of the Contract. If Party A’s new products go into the market, Party B has the priority right to distribute.
VI.	Handling of goods invasion
1.
Definition of goods invasion: If the authorized person invades products into other regions unauthorized and sells beyond the authorized region (directly sales or repeatedly turnover), it is deemed as the goods invasion.

2.	Handling of goods invasion:
(1)
If the goods invasion occurs, Party B shall immediately notify the manager of Party A or the headquarters of Party A, and Party A can authorize Party B to handle the goods invasion. If necessary, Party A can appoint person to confirm in the market.

(2)	The false goods invasion behavior shall be handled according to the goods invasion. If someone claims to be invaded but cannot provide the corresponding evidence, Party A will not handle it.
(3)	The party implementing goods invasion shall assume the fee of the above market goods receiving person and the fee of receiving products.
VII.	Others
1.	The objection shall be solved by both parties through friendly negotiation; if the negotiation fails, it shall be submitted to the local People’s Court of Party A for litigation.
2.
If the irresistible factors occur, it shall notify to the other party timely. The Contract shall be terminated after both parties solving the relevant matters through negotiation. At the date of termination, all legal documents and agreements provided by Party A to Party B shall be terminated at the same time.

3.	This Contact is in duplicate, and it will take effect after signing and sealing of the two parties.
4.	Matters unmentioned here shall be negotiated by both parties additionally and the supplement terms have the equal legal force.

Party A: Hainan Lingkang Pharmaceutical Co., Ltd. (Seal)	Party B: Shandong Yaoyuan Pharmaceutical Co., Ltd. (Seal)
Representative of Party A: Chen Linquan	Representative of Party B: Zhao Guojun
Address: Jinan of Shandong	Address: No.80 of Jiangjun Road
Fax:	Fax:
Tel:	Tel:
Date of signing: Jan. 1, 2011	Date of signing: Jan. 1, 2011